SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 6, 2003
                                                              (November 5, 2003)


                              M & F Worldwide Corp.
                              ---------------------
             (Exact name of Registrant as specified in its charter)

Delaware                       001-13780                          02-0423416
--------------------------------------------------------------------------------
 (State or other             (Commission                       (IRS Employer
jurisdiction of              File Number)                    Identification No.)
incorporation)



35 East 62nd Street,   New York, New York                               10021
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:  (212) 572-8600
                                                    ----------------------------


                                      N/A
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

Item 12.          Results of Operations and Financial Condition.
                  ---------------------------------------------

         The following disclosure is being furnished pursuant to Item 12 of this Form 8-K:

         On November 5, 2003, M & F Worldwide Corp. issued a press release announcing its results for the third quarter and nine months ended September 30, 2003. A copy of the press release is attached to this report as Exhibit 99.1 and is being furnished pursuant to Item 12 of this Form 8-K.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       M & F WORLDWIDE CORP.



Date:  November 6, 2003                By:   /s/ Barry F. Schwartz, Esq.
                                             -----------------------------
                                             Name: Barry F. Schwartz, Esq.
                                             Title: Executive Vice President and
                                                        General Counsel

                                  EXHIBIT INDEX

   Exhibit No.      Document

       99.1         Press Release, dated November 5, 2003

                                                                    EXHIBIT 99.1

                                                             Contact: Mark Baker
                                                                   (212)-484-778

                           M & F WORLDWIDE CORPORATION
              REPORTS INCOME FOR 2003 THIRD QUARTER AND NINE MONTHS

New York, NY - November 5, 2003 - M & F Worldwide Corp. (NYSE: MFW - News), today reported results for the third quarter and nine months ended September 30, 2003.

Revenues for the third quarter were $22.7 million as compared to $22.2 million in the prior year quarter. The Company's revenues were higher in the 2003 quarter as compared to the 2002 quarter primarily due to increased domestic revenues from the tobacco industry worldwide and a $0.3 million foreign exchange translation effect on its Euro revenues partially offset by lower revenues from the Company's non-tobacco customers. Net income from continuing operations was $7.1 million or $0.38 per share in the 2003 quarter and $4.5 million or $0.17 per share in the 2002 quarter. Net income from continuing operations for the 2003 quarter was favorably affected by a lower state tax rate and the reversal of reserves for certain prior year tax issues. Net income available to shareholders in the 2003 quarter was $7.7 million as compared to $1.9 million in the 2002 quarter. Basic undistributed earnings per common share were $0.42 in the 2003 quarter and $0.07 in the 2002 quarter. Diluted undistributed earnings per common share were $0.40 in the 2003 quarter and $0.07 in the 2002 quarter.

Revenues for the nine months ended September 30, 2003 were $73.1 million as compared to $73.8 million in the 2002 nine month period. The Company's revenues were lower due to decreased sales to confectionary customers and lower non-licorice revenues partially offset by increased domestic revenues from the tobacco industry worldwide and a $1.7 million foreign exchange translation effect on its Euro revenues. Net income from continuing operations was $16.6 million or $0.91 per share in the 2003 period and $14.0 million or $0.52 per share in the 2002 period. Net income from continuing operations for the 2003 period was favorably affected by a lower state tax rate and the reversal of reserves for certain prior year tax issues. Net income available to shareholders in the 2003 period was $17.2 million as compared to $3.3 million in the 2002 period. Basic undistributed earnings per common share were $0.95 in the 2003 period and $0.13 in the 2002 period. Diluted undistributed earnings per common share were $0.92 in the 2003 period and $0.13 in the 2002 period.

Even though the Company has reported its results on a fully taxed basis, it has tax loss carryforwards available at September 30, 2003, which may be utilized to offset federal income taxes payable in the future.

The Company's Chief Executive Officer and Chief Financial Officer have provided the certifications required by the terms of the Sarbanes-Oxley Act of 2002.

M & F Worldwide is the world's largest producer of licorice extract.

This press release contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ materially from those discussed in such forward-looking statements. In addition to factors described in the Company's Securities and Exchange Commission filings and others, the following factors could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by the Company: (a) economic, climatic or political conditions in countries in which the Company sources licorice root; (b) economic, climatic or political conditions that have an impact on the worldwide tobacco industry or on the consumption of tobacco products in which licorice flavorings are used; (c) additional government regulation of tobacco products, tobacco industry litigation or enactment of new or increased taxes on cigarettes or other tobacco products, to the extent any of the foregoing curtail growth in or actually reduce consumption of tobacco products in which licorice flavorings are used; (d) the failure of third parties to make full and timely payment to the Company for environmental, asbestos, tax and other matters for which the Company is entitled to indemnification; (e) any inability to obtain indemnification for any significant group of asbestos-related claims pending against the Company; (f) lower than expected cash flow from operations; (g) significant increases in interest rates; and (h) unfavorable foreign currency fluctuations. The Company assumes no responsibility to update the forward-looking statements contained in this release.

                               - table to follow -

                  M & F Worldwide Corp. and Subsidiaries
               Condensed Consolidated Statements of Income
                   (in millions, except per share data)
                              (Unaudited)                                 Three Months Ended             Nine Months Ended
                                                                            September 30,                 September 30,
                                                                     ---------------------------   -----------------------------
                                                                        2003           2002           2003            2002
                                                                     -----------    ------------   ------------   --------------
Net revenues                                                            $  22.7         $  22.2        $  73.1         $   73.8
Cost of revenues                                                           11.3            11.4           35.9             36.6
                                                                     -----------    ------------   ------------   --------------
Gross profit                                                               11.4            10.8           37.2             37.2
Selling, general and administrative expenses                                4.1             3.0           13.2             11.2
                                                                     -----------    ------------   ------------   --------------
Operating income                                                            7.3             7.8           24.0             26.0
Interest income                                                             0.3               -            0.9                -
Interest expense                                                           (0.7)           (0.9)          (2.3)            (3.0)
Other income                                                                0.9               -            0.9                -
                                                                     -----------    ------------   ------------   --------------
Income from continuing operations before income taxes                       7.8             6.9           23.5             23.0
Provision for income taxes                                                 (0.7)           (2.4)          (6.9)            (9.0)
                                                                     -----------    ------------   ------------   --------------
Net income from continuing operations                                       7.1             4.5           16.6             14.0
Gain (loss) from operations of discontinued business,
   net of taxes                                                             0.6           (2.5)            0.6            (10.4)
                                                                     -----------    ------------   ------------   --------------
Net income                                                                  7.7             2.0           17.2              3.6
Preferred stock dividends                                                     -            (0.1)             -             (0.3)
                                                                     -----------    ------------   ------------   --------------
Net income available to shareholders                                     $  7.7         $   1.9        $  17.2         $    3.3
                                                                     ===========    ============   ============   ==============

Basic earnings (loss) per common share:
      Undistributed earnings from continuing operations                 $  0.38         $  0.17        $  0.91         $    0.52
      Undistributed earnings (loss) from discontinued operations           0.04           (0.10)          0.04             (0.39)
                                                                     -----------    ------------   ------------   --------------
        Total common stock                                              $  0.42         $  0.07        $  0.95         $    0.13
                                                                     ===========    ============   ============   ==============

Diluted earnings (loss) per common share:
      Undistributed earnings from continuing operations                 $  0.37         $  0.17        $  0.88         $    0.52
      Undistributed earnings (loss) from discontinued operations           0.03           (0.10)          0.04             (0.39)
                                                                     -----------    ------------   ------------   --------------
        Total common stock                                              $  0.40         $  0.07        $  0.92         $    0.13
                                                                     ===========    ============   ============   ==============

Basic and diluted earnings (loss) per preferred share:
      Distributed earnings                                                $   -         $  0.01          $   -         $    0.04
      Undistributed earnings from continuing operations                       -            0.17              -              0.52
      Undistributed loss from discontinued operations                         -           (0.10)             -             (0.39)
                                                                     -----------    ------------   ------------   --------------
        Total preferred stock                                             $   -         $  0.08          $   -         $    0.17
                                                                     ===========    ============   ============   ==============